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                                                                      EXHIBIT 11


                         MEDIRISK, INC. AND SUBSIDIARIES
              STATEMENTS OF COMPUTATION OF PER SHARE INCOME (LOSS)
                    (in thousands, except per share amounts)


                                                                   THREE MONTHS               NINE MONTHS
                                                                ENDED SEPTEMBER 30,        ENDED SEPTEMBER 30,
                                                               1998          1997          1998           1997
                                                               ----          ----          ----           ----
Net income (loss) attributable to common stock               $    234      $     19      $(10,947)     $  (3,291)
                                                             ========      ========      ========      =========

Net income (loss) per share of common stock - basic and
    diluted:
    Income (loss) per share before extraordinary item        $   0.03            --      $  (1.93)     $   (0.65)
    Loss per share - extraordinary item                            --            --            --          (0.21)
                                                             --------      --------      --------      ---------

Net income (loss) per share of common stock                  $   0.03      $     --      $  (1.93)     $   (0.86)
                                                             ========      ========      ========      =========

Weighted average number of common shares outstanding -
    basic                                                       7,260         4,171         5,677          3,830
                                                             ========      ========      ========      =========

Weighted average number of common shares outstanding -
    diluted                                                     7,531         4,937         5,677          3,830
                                                             ========      ========      ========      =========